May 13, 2005



Karen D. Walter
95 Mexico Road
Oley, PA 19547

Dear Karen:

I am pleased to offer you the full-time position of Executive Vice President of Personal Banking at an annualized base salary of $129,000.00 pending satisfactory reference and fingerprinting checks. Per our conversation, your start date will be May 31, 2005.

Our current practice is to pay Executive Vice Presidents a discretionary bonus of $5,000.00 -$10,000.00 at the end of each year depending upon the financial performance of the bank. This bonus program could include cash and/or restricted stock.

In addition to your salary, we will also pay you $15,000.00 net as a sign-on bonus within 30 days of your start date. Should you leave the employment of First National Bank of Chester County for any reason within 12 months of your start date, you will be required to refund this payment.

Below is a chart summarizing employee benefits as a full-time employee and associated eligibility dates:


                            EMPLOYEE BENEFIT SUMMARY

NOTE: This information is based on our current benefit package, which is subject to change at any time.

                                             ELIGIBILITY
                 BENEFIT                        DATE                         DESCRIPTION
                 -------                        ----                         -----------

SAVINGS
-------
401(k) Match                               September 1, 2005      o  75% match on every dollar contributed into plan up
                                                                     to 5% of annual compensation



401(k) Fixed Contribution                  1st Quarter 2007       o  Discretionary Bank contribution made after the
                                                                     fourth quarter of each year to employee's 401(k)
                                                                     account
                                                                  o  3% of base salary on first $30,000; 6% on remainder
                                                                  o  Must have 12 months of service, 1000 hours worked
                                                                     and be an employee on 12/31 to be eligible

Medical Spending Account                   September 1, 2005      o  Employee may contribute $3,500 annual maximum

Dependent Care Spending Account            September 1, 2005      o  Employee may contribute $5,000 annual maximum

INSURANCE
---------

Medical Insurance                          September 1, 2005      o  Choice of 3 Plans under Independence Blue Cross
                                                                     Keystone HMO, Keystone POS and Personal Choice
                                                                  o  Bank contributes same dollar amount for each tier of
                                                                     coverage for all three plans
Dental Insurance                           September 1, 2005      o  Delta Dental
                                                                  o  Bank pays 70% of premium

Group Term Life Insurance                  Immediately            o  3x base salary up to a maximum of $345,000
                                                                  o  Bank pays 100% of premium
Accidental Death and                       Immediately            o  3x base salary up to a maximum of $345,000
Dismemberment Insurance                                           o  Bank pays 100% of premium

Voluntary Life Insurance                   September 1, 2005      o  Elective benefit paid for by employee

Short Term Disability (STD)                August 31, 2005        o  Self-insured program paid for by Bank

Long Term Disability (LTD)                 Immediately            o  Bank pays 100% of premium



EDUCATION
---------

Professional Development Network           Immediately            o  100% of cost paid for by Bank
Tuition Reimbursement                      November 31, 2005      o  75-90% reimbursement (up to $4,500 annually for
                                                                     graduate courses)
                                                                  o  Reimbursement percent based on final grade
OTHER
-----

Bank Paid Holidays                         As each occurs         o  10 days (2005 Holiday Schedule attached.)

As an Executive Vice President, you will also be entitled to the additional benefits listed below:

                                             ELIGIBILITY
                 BENEFIT                        DATE                         DESCRIPTION
                 -------                        ----                         -----------
OFFICER
-------

Vacation                                   August 31, 2005        o  Prorated for 2005 - 117.25 hours
                                                                     5 weeks (200 hours) annually

Auto Allowance                             Immediately            o  $700/month over 26 pays or $323.08 bi-weekly

Supplemental Benefit Retirement Plan       Immediately            o  Non-qualified Plan
(SBRP)                                                            o  Bank contributes 3% of annual salary plus
                                                                     interest
                                                                  o  Officer may also defer part of salary and/or
                                                                     bonus

Cell Phone                                 Immediately            o  Bank pays for phone and minutes


*First National Bank of Chester County policy states there is no paid time off in the first 90 days of employment.

As an employee of First National Bank of Chester County, you are entitled to one free bank account. If you do not currently bank with us, you will be given an opportunity to open an account by the end of your first day of employment so that you may take advantage of our direct deposit payroll program.

On your first day, please report at 8:00 a.m. to the Administrative Center, located at 887 South Matlack Street, West Chester, PA. Jackie Trotta will meet with you to complete the required forms and documents for your employment. When you report to the Administrative Center, please bring with you either one form of identification from List A, or two forms of identification, one from List B and one from List C, as required by the Immigration Act. Please see the attached I-9 form for more information.

If the arrangements outlined above are satisfactory to you, please sign both copies of the letter, and return one original to me.

John Featherman, Kevin Quinn, and the executive team of EVPs very much look forward to your joining First National. If you have any questions, please feel free to contact me at (484)-881-4404.

Sincerely,


/s/ Deborah R. Pierce
-----------------------
Deborah R. Pierce
Executive Vice President Human Resources

cc:      John A. Featherman III, CEO

         Kevin C. Quinn, President




Your employment is for no set term and may be terminated at any time, for any reason by either you or First National Bank. This letter, along with your signed Application for Employment, and Change of Control/Non-compete Nondisclosure Agreement constitutes our entire agreement regarding the terms and conditions of employment. There are no other agreements, oral or written, between us. If you agree to the above terms and conditions, please sign this letter and return it. The attached copy may be retained for your files.

Accepted:  /s/ Karen D. Walter                              Date:
         -----------------------------                            --------------